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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated January 29, 1996, on our audits of the financial statements and financial statement schedules of Pediatrix Medical Group, Inc., our report dated July 21, 1995, on our audit of the financial statements of Neonatal and Pediatric Intensive Care Medical Group, Inc., and our report dated June 17, 1996, on our audit of the financial statements of Rocky Mountain Neonatology, P.C. We also consent to the reference to our Firm under the caption "Selected Consolidated Financial Data" and "Experts."

                                          COOPERS & LYBRAND L.L.P.

Fort Lauderdale, Florida

July 22, 1996